Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Commonwealth Industries, Inc. on Form S-8 of our report dated February 11, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Commonwealth Industries, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994.

                                                  COOPERS & LYBRAND L.L.P.


Louisville, Kentucky
June 13, 1997